Exhibit 24.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 7 on Form S-2 (No. 333-64177) and to the incorporation by reference therein of our report dated February 10, 2005 with respect to the consolidated financial statements of Intervest Mortgage Corporation (not presented separately herein) included in the Annual Report on Form 10-K of Intervest Bancshares Corporation for the year ended December 31, 2004.

EISNER LLP

New York, New York
September 12, 2005